4:15 p.m. ET, May 23, 2022 NuScale Power Signs Agreement with Nuclearelectrica and Owner of Preferred Site for First SMR Site in Romania Memorandum of Understanding to advance Nuclearelectrica’s examination of NuScale’s SMR technology deployment in Romania PORTLAND, Ore. – NuScale Power LLC (“NuScale”) announced today a Memorandum of Understanding (“MOU”) with Romania’s state nuclear power corporation S.N. Nuclearelectrica S.A. (“Nuclearelectrica”) to conduct engineering studies, technical reviews, and licensing and permitting activities at a site in Doicesti, Romania that is the preferred location for the deployment of the first NuScale VOYGR™ power plant. The announcement, highlighted today in advance of a small modular reactor (“SMR”) workshop in Bucharest, Romania hosted by the United States Trade and Development Agency (“USTDA”), is the latest step in NuScale and Nuclearelectrica’s partnership to bring advanced nuclear technology to Romania. The announcement is a key advancement of NuScale and Nuclearelectrica’s teaming agreement signed last year, under which NuScale and Nuclearelectrica are taking steps toward deploying a first NuScale VOYGR™-6 (6-module), 462 MWe, power plant in Romania. Romania has the potential to accommodate the first deployment of SMRs in Europe and become a catalyst for SMRs in the region, as well as a base for supporting operatorship of this new technology in other countries. USTDA awarded a grant to Nuclearelectrica in early 2021, for the conduct of a study to identify and assess several sites across Romania, including locations where existing coal-fired power plants could be replaced with SMR plants. The study was performed by U.S. firm Sargent & Lundy, and identified several potential suitable sites, including the Doicesti, Romania site, which Nuclearelectrica has determined to be the preferred location for the first SMR deployment. “Today’s agreement is yet another exciting step forward in our partnership with Nuclearelectrica to deploy NuScale’s SMR technology in Romania and help ensure the country can meet its climate commitments while advancing economic growth,” said John Hopkins, President and Chief Executive Officer of NuScale. “We’re looking forward to working with Nuclearelectrica through the site selection process and demonstrating the benefits of our technology to the people of Romania.” “The site selection it’s a great first step for Romania in our SMR roadmap, after more than three years from our first MOU with NuScale, in which we analyzed the technology, its safety, its maturity and its readiness towards deployment and meeting Romania’s energy security and decarbonation goals. The Nuclearelectrica team, based on its track record of operating at nuclear safety as one of the safest performing nuclear plants in the world, has the experience, knowledge and professional skills to embark alongside NuScale for the first deployment of a small modular reactor in Europe. We committed to continue to offer Romania clean, safe and affordable energy and the development of the first small modular reactor in Romania will prove our countries’ experience and offer a new future to nuclear energy industry: we will form a nucleus of excellence for the nuclear industry in Romania and a hub for the region in terms of components production and assembly and preparing operators for the SMR technology in the region”, Cosmin Ghita, CEO Nuclearelectrica. Enoh T. Ebong, USTDA’s Director said, “We congratulate Nuclearelectrica and NuScale on this significant step in their partnership. In funding this siting study, our goal was to build stronger ties between the U.S. and Romanian nuclear power industries and create new business opportunities for U.S. industry in an important market. We look forward to the successful deployment of U.S. SMR technology to Romania.” “I thank our American partners for supporting and endorsing the nuclear programs in Romania, a bilateral strategic partnership started in 1980s. I am proud that Romania’s more than 50 years’ experience in the nuclear energy field is recognized and confirmed with each and every step further, which enables us to become one of the first countries to deploy the innovative and safe small modular reactors technology. Also, I want to assure you that the Romanian President Klaus Iohannis, Prime Minister Nicolae Ciuca and Romanian Government sustain this project who will brings our country numerous benefits,” said Virgil Popescu, Minister of Energy, Romania. About NuScale Power NuScale Power Corporation (NYSE: SMR) is poised to meet the diverse energy needs of customers across the world. It has developed small modular reactor (SMR) nuclear technology to supply energy for electrical generation, district heating, desalination, commercial-scale hydrogen production and other process heat applications. The groundbreaking NuScale Power Module™ (NPM), a small, safe pressurized water reactor, can generate 77 megawatts of electricity (MWe) and can be scaled to meet customer needs. NuScale’s 12-module VOYGR™-12 power plant is capable of generating 924 MWe, and NuScale also offers four-module VOYGR-4 (308 MWe) and six-module VOYGR-6 (462 MWe) power plants, as well as other configurations based on customer needs. Founded in 2007, NuScale is headquartered in Portland, Ore., and has offices in Corvallis, Ore.; Rockville, Md.; Charlotte, N.C.; Richland, Wash.; and London, UK. To learn more, visit NuScale Power's website or follow us on Twitter, Facebook, LinkedIn and Instagram. Forward Looking Statements

This release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical facts. These forward-looking statements are inherently subject to risks, uncertainties and assumptions. Actual results may differ materially as a result of a number of factors. Caution must be exercised in relying on these and other forward-looking statements. Due to known and unknown risks, NuScale’s results may differ materially from its expectations and projections. NuScale specifically disclaims any obligation to update these forward-looking statements. These forward-looking statements should not be relied upon as representing NuScale’s assessments as of any date subsequent to the date of this release. Accordingly, undue reliance should not be placed upon the forward-looking statements. Media Contact Diane Hughes, Vice President, Marketing & Communications, NuScale Power dhughes@nuscalepower.com (C) (503) 270-9329